Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into on this 9th day of December, 2014 (this “Agreement”), by and between Global Corporate Finance, a Wyoming corporation (“Investor”), and Brazil Minerals, Inc., a Nevada corporation (“Company”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, Company may, from time to time, issue and sell to Investor, and Investor shall thereupon purchase from Company, up to $1,500,000 of newly issued shares of Company’s common stock, par value $.001 per share, of the Company (“Common Stock”), subject, in all cases, to the Commitment Limit.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

Section 1.1                      Effective Date. This Agreement shall become effective and binding upon the payment of the Commitment Fee, the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and the delivery of all other documents, instruments and writings required to be delivered on the Effective Date, in each case as provided in Section 6.1, to the offices of Global Corporate Finance, 525 Park Avenue, New York, NY, 10065, by 5:00 p.m., New York time, on the Effective Date or by e-mail delivery of scanned copies followed by physical delivery within 5 business days.

Section 1.2                      Purchase and Sale of Stock. In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Effective Date and during the Investment Period (a) Company, in its discretion, may issue and sell to Investor up to an aggregate of $1,500,000 of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, subject in all cases to the Commitment Limit (the “Total Commitment”), by the delivery to Investor of Fixed Request Notices as provided in ARTICLE II (each, a “Fixed Request”) and (b) on the Settlement Date (or as otherwise provided hereunder) Company shall issue and sell to Investor, and Investor shall purchase from Company, the Shares in respect of each Fixed Request in exchange for the payment by Investor to Company of the Fixed Request Amount.

Section 1.3                      Commitment Fee. Company shall pay to Investor a commitment fee in the amount of three hundred thousand (300,000) restricted common shares of the Company immediately upon execution of this Agreement.

Section 1.4                      Reservation of Common Stock. Company shall duly authorize and reserve for issuance, free of all preemptive and other similar rights, at all times during the Investment Period, the requisite aggregate number of authorized, but unissued shares of its Common Stock to timely effect the issuance, sale and delivery in full to Investor of all Shares to be issued in respect of all Fixed Requests under this Agreement, in any case prior to the issuance to Investor of such Shares.

Section 1.5.                      Current Report; Prospectus Supplement.  As soon as practicable, but in any event not later than 5:30 PM EST time on the fourth business day immediately following the Effective Date, Company shall file with the SEC a Current Report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and disclosing all information relating to the transactions contemplated hereby required to be disclosed therein (the “Current Report”). The Current Report shall include a copy of this Agreement as an exhibit. To the extent applicable, the Current Report shall be incorporated by reference in the Registration Statement in accordance with the provisions of Rule 430B under the Securities Act. On the first Trading Day immediately following the last Trading Day of each Pricing Period, Company shall file with the SEC a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act disclosing the number of Shares to be issued and sold to Investor thereunder, the total purchase price therefore and the net proceeds to be received by Company therefrom and, to the extent required by the Securities Act, identifying the Current Report.

Exhibit 10.1 -- Page 1

ARTICLE II

FIXED REQUEST TERMS; OPTIONAL AMOUNT

Section 2.1                      Fixed Request Notice. Company may, from time to time in its sole discretion, no later than 9:30 a.m. (New York time) on the second Trading Day immediately preceding the first Trading Day of the Pricing Period (“Fixed Request Notice Date”), provide to Investor a fixed request notice, substantially in the form attached hereto as Exhibit A (the “Fixed Request Notice”), which Fixed Request Notice shall become effective at 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period specified in the Fixed Request Notice. The Fixed Request Notice shall specify the Fixed Amount Requested, establish the Minimum Price for such Fixed Request, and designate the first and last Trading Day of the Pricing Period. Upon the terms and subject to the conditions of this Agreement, Investor shall accept each Fixed Request Notice prepared and delivered in accordance with the provisions of this Agreement.

Section 2.2                      Fixed Amount Requested Limitation.  Notwithstanding anything to the contrary in this Agreement, unless the parties otherwise mutually agree in writing, Company may not deliver any single Fixed Request Notice for a Fixed Amount Requested in excess of the lesser of (x) 9.9% of the Market Capitalization and (y) an amount equal to the product of (i) five (5) times (ii) the average daily trading volume of the Common Stock as calculated by Bloomberg Financial, L.P. for the ten (10) Trading Days immediately preceding the Fixed Request Notice Date times (iii) the VWAP of the Trading Day immediately preceding the Fixed Request Notice Date.

Section 2.3                      Share Calculation. The number of Shares that Company shall deliver to Investor for each Fixed Request (the “Fixed Request Amount Shares”) in exchange for payment of the corresponding Fixed Request Amount shall be determined according to the provisions of this Section 2.3.

(a)           General Calculation. With respect to the Trading Days during the applicable Pricing Period for which the VWAP equals or exceeds the Minimum Price, the number of Shares to be issued by Company to Investor pursuant to a Fixed Request shall equal the aggregate sum of each quotient (calculated for each Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Minimum Price) determined pursuant to the following equation (rounded to the nearest whole Share):

N =	(A x B)/C, where:
N =	the number of Shares to be issued by Company to Investor in respect of a Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Minimum Price,
A =
0.10 (the “Multiplier”), provided, however, that if Company and Investor mutually agree prior to the commencement of a Pricing Period that the number of consecutive Trading Days constituting a Pricing Period shall be less than 10, then the Multiplier correspondingly shall be increased to equal the decimal equivalent (in 10-millionths) of a fraction, the numerator of which is one and the denominator of which equals the number of Trading Days in the reduced Pricing Period,

B =	the total Fixed Amount Requested, and
C =
Ninety-seven percent (97.00%) of the arithmetic average of the three lowest daily VWAPs during the Pricing Period; provided that if an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the value of “C” shall be reduced by the per share dividend amount and provided, further, that for Each Knock Out Day, if any, in a Pricing Period, the highest of the three lowest daily VWAPs shall be removed in determining the arithmetic average of the lowest daily VWAPS during the Pricing Period.  In the event that three Knock Out Days occur during a Pricing Period, the Fixed Request will automatically be cancelled.

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(b)           Below Minimum Price.

(i)
If the VWAP on any Trading Day in a Pricing Period is lower than the Minimum Price , then for each such Trading Day the Fixed Amount Requested shall be reduced, on a dollar-for-dollar basis, by an amount equal to the product of (x) the Multiplier and (y) the total Fixed Amount Requested, and no Shares shall be purchased with regard to such Fixed Request for such Trading Day, except, if applicable, as otherwise provided in Section 2.3(b)(iii).

(ii)
If trading in the Common Stock on NASDAQ (or any other U.S. national securities exchange on which the Common Stock is then listed) is suspended for any reason for more than three hours on any Trading Day, Investor may at its option deem the price of the Common Stock to be lower than the Minimum Price for such Trading Day and, for each such Trading Day, the total amount of the Fixed Amount Requested shall be reduced as provided in Section 2.3(b)(i), and no Shares shall be purchased with regard to such Fixed Request for such Trading Day, except as provided in Section 2.3(b)(iii), if applicable.

(iii)
For each Trading Day during a Pricing Period on which the VWAP is lower than the Minimum Price (or is deemed to be lower as provided in Section 2.3(b)(ii)), Investor may in its sole discretion elect to purchase such U.S. dollar amount of Shares equal to (x) the amount by which the Fixed Amount Requested has been reduced in accordance with Section 2.3(b)(i) multiplied by (y) ninety-seven percent (97%) of the Minimum Price. Investor shall inform Company via facsimile transmission or email not later than 8:00 p.m. (New York time) on the last Trading Day of such Pricing Period as to the number of Shares, if any, Investor elects to purchase as provided in this Section 2.3(b)(iii).

Section 2.4                         Limitation on Fixed Requests. Company shall not make more than one Fixed Request in each Pricing Period. Not less than five Trading Days shall elapse between the end of one Pricing Period and the commencement of any other Pricing Period during the Investment Period. Each Fixed Request automatically shall expire immediately following the last Trading Day of each Pricing Period.

Section 2.5                         Reduction of Commitment. On the Settlement Date with respect to a Pricing Period, Investor’s Total Commitment under this Agreement automatically (and without the need for any amendment to this Agreement) shall be reduced, on a share basis, by the total amount of the Fixed Request Amount for such Pricing Period paid to Company at such Settlement Date.

Section 2.6                         Settlement. Provided that all of the conditions precedent thereto set forth in Section 6.2 and Section 6.3 have been fulfilled or, to the extent permitted by applicable law, waived, the issuance and sale of Shares pursuant to each Fixed Request shall be settled pursuant to this Section 2.6.

(a)           Two Trading Days immediately preceding the Pricing Period in respect of a Fixed Request, Company shall or shall cause its transfer agent to electronically transfer to Investor Shares (the “Deposit Shares”) in an amount equal to the quotient of (x) the Fixed Amount Requested divided by (y) ninety-seven percent (97%) of the Minimum Price for the Fixed Request Notice Date by crediting Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, provided that if Company fails to deliver the Deposit Shares as required, unless otherwise agreed to by the parties in writing such Fixed Request and corresponding Fixed Request Notice shall be cancelled without any further action by either party and of no force or effect.

(b)           On the second Trading Day immediately following the last Trading Day of each Pricing Period or on such other date as the parties may mutually agree in writing (the “Settlement Date”), (i) Investor shall pay to

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Company’s designated account by wire transfer of immediately available funds an amount equal to (x) the Fixed Request Amount and (ii) either (x) Company shall transfer to Investor Shares in an amount equal to the amount of Shares by which the Fixed Request Amount Shares exceed the Deposit Shares (the “Excess Shares”) by crediting Investor’s or its designee’s account at DTC through its DWAC system or (y) Investor shall transfer to Company Shares in an amount equal to the amount of Shares by which the Deposit Shares exceed the Fixed Request Amount Shares by crediting Company’s or its designee’s account at DTC through its DWAC system; provided that if the Excess Shares are received by Investor later than 1:00 p.m. (New York time), payment pursuant to subclause (i) above may be made with next day funds.

(c)           Upon settlement as contemplated in Section 2.6(b), the Fixed Request Amount Shares shall be freely tradable and transferable and without restriction on resale, except if and to the extent otherwise expressly set forth in this Agreement or otherwise required by applicable law.

Section 2.7                      Aggregate Limit.

(a)           Notwithstanding anything to the contrary contained in this Agreement, in no event may Company issue a Fixed Request Notice to the extent that the sale of Shares pursuant thereto and pursuant to all prior Fixed Request Notices would cause Company to sell or Investor to purchase Shares which in the aggregate are in excess of the Total Commitment (the “Aggregate Limit”). If Company issues a Fixed Request Notice that otherwise would permit Investor to purchase shares of Common Stock which would cause the aggregate purchases by Investor hereunder to exceed the Aggregate Limit, such Fixed Request Notice shall be void ab initio to the extent of such excess.

(b)           Company hereby represents, warrants and covenants that neither it nor any of its Subsidiaries (i) has effected any transaction or series of transactions, (ii) is a party to any pending transaction or series of transactions, or (iii) will enter into any contract, agreement, agreement-in-principle, arrangement or understanding with respect to, or effect, any Other Financing that, in any of such cases, may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market; provided, however, that Company shall be permitted to take any action referred to in clause (iii) above if (x) Company has timely provided Investor with an Integration Notice as provided in Section 5.6(b) and (y) unless Investor has previously terminated this Agreement pursuant to Section 7.3, Company obtains any requisite stockholder approval that may be required for Company to consummate such Other Financing described in such Integration Notice.

(c)           At Company’s sole discretion, and effective automatically upon receipt by Investor of notice thereof from Company, this Agreement may be amended by Company from time to time to reduce the Aggregate Limit by a specified dollar amount of Common Stock as shall be determined by Company in its sole discretion; provided, however, that any such amendment of this Agreement (and any such purported amendment) shall be void ab initio and of no force and effect if the effect thereof would restrict, materially delay, conflict with or impair the ability or right of Company to perform its obligations under this Agreement, including, but not limited to, the obligation of Company to deliver the Shares to Investor on the applicable Settlement Date in respect of a previously delivered Fixed Request Notice. In the event Company elects to reduce the Aggregate Limit as provided in the immediately preceding sentence, at Company’s sole discretion, and effective automatically upon receipt by Investor of notice thereof from Company, Company may subsequently amend this Agreement to increase the Aggregate Limit up to the amount of the Total Commitment that would have existed at the time of such amendment (subject to Section 2.5 and to the Commitment Limit).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Investor hereby makes the following representations and warranties to Company, which shall be effective and true as of the Effective Date and shall remain effective and true throughout the Investment Period:

Exhibit 10.1 -- Page 4

Section 3.1                      Organization and Standing of Investor. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming.

Section 3.2                      Authorization and Power. Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Investor, its managers or members is required. This Agreement has been duly executed and delivered by Investor. This Agreement constitutes a valid and binding obligation of Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.3                      No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated herein do not and will not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Investor is a party or by which it is bound, (iii) create or impose any lien, charge or encumbrance on any property of Investor under any agreement or any commitment to which Investor is party or by which Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of Investor to enter into and perform its obligations under this Agreement in any material respect. Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

Section 3.4                      Information. All materials relating to the business, financial condition, management and operations of Company and materials relating to the offer and sale of the Shares that have been requested by Investor have been furnished or otherwise made available to Investor or its advisors (subject to Section 5.12). Investor and its advisors have been afforded the opportunity to ask questions of representatives of Company. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Investor understands that it (and not Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. Investor shall comply in all material respects with its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by Company to Investor (the “Disclosure Schedule”, which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement), Company hereby makes the following representations and warranties to Investor, which shall be effective and true as of the Effective Date and shall remain effective and true throughout the Investment Period:

Section 4.1                      Organization, Good Standing and Power. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

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Section 4.2                      Authorization, Enforcement. Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. Except for approvals of Company’s board of directors or a committee thereof as may be required in connection with any issuance and sale of Shares to Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Request Notice), the execution, delivery and performance by Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of Company or its board of directors or stockholders is required. This Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3                      Capitalization. The authorized capital stock of Company and the shares thereof issued and outstanding are as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Documents, as of the Effective Date, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of Company, other than those issued or granted in the ordinary course of business. Except as set forth in the SEC Documents, as of the Effective Date, there were no contracts, commitments, understandings, or arrangements by which Company is or may become bound to issue additional shares of the capital stock of Company or options, securities or rights convertible into or exchangeable for any shares of capital stock of Company. Except for customary transfer restrictions contained in agreements entered into by Company to sell restricted securities or as set forth in the SEC Documents, as of the Effective Date, Company was not a party to, and it had no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of Company issued prior to the Effective Date complied in all material respects with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Company has furnished or made available to Investor via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of Company’s articles of incorporation as in effect on the Effective Date (the “Charter”), and Company’s bylaws as in effect on the Effective Date (the “Bylaws”).

Section 4.4                      Issuance of Securities. The Shares have been, or will be prior to the delivery of any Fixed Request Notice to Investor hereunder, duly authorized by all necessary corporate action on the part of Company. The Shares, when paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

Section 4.5                      No Conflicts. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby do not and will not (i) result in a violation of any provision of Company’s Charter or Bylaws, (ii) conflict with, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Company or any of its Significant Subsidiaries is a party or by which any of them is bound (including, without limitation, any listing agreement with the Trading Market), (iii) create or impose a lien, charge or encumbrance on any property of Company or any of its Significant Subsidiaries under any agreement or any commitment to which Company or any of its Significant Subsidiaries is a party or under which Company or any of its Significant Subsidiaries is bound or under which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to Company or any of its Subsidiaries or by which any property or asset of Company or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults,

Exhibit 10.1 -- Page 6

terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations that would not, individually or in the aggregate, have a Material Adverse Effect. Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Shares to Investor in accordance with the terms hereof (other than any filings that may be required to be made by Company with the SEC, the Financial Industry Regulatory Authority (“FINRA”) or the Trading Market subsequent to the Effective Date, including, but not limited to, a Prospectus Supplement under 0 and Section 5.9, and any registration statement, prospectus or prospectus supplement that has been or may be filed pursuant to this Agreement).

Section 4.6                      SEC Documents, Financial Statements.

(a)           The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and, except as disclosed in the SEC Documents, as of the Effective Date, Company had timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents. Company has delivered, or made available to Investor via EDGAR or otherwise, true and complete copies of the SEC Documents filed with the SEC prior to the Effective Date (including, without limitation, the 2013 Form 10-K and amendments thereto) and has delivered, or made available to Investor via EDGAR or otherwise, true and complete copies of all of the SEC Documents incorporated by reference in the Registration Statement and the Prospectus. Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly by Company, but has not been so disclosed. As of its filing date, each SEC Document filed with the SEC and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the 2013 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseded filing), such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each SEC Document to be filed with the SEC after the Effective Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to 0 and Section 5.9 hereof during the Investment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with the SEC, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other foreign, federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The financial statements, together with the related notes and schedules, of Company included in the SEC Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)           Company has timely filed with the SEC and made available to Investor via EDGAR or otherwise all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; As used in this Section 4.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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Section 4.7                         Subsidiaries. The 2013 Form 10-K sets forth each Subsidiary of Company as of the Effective Date, showing its jurisdiction of incorporation or organization and the percentage of Company’s ownership of the outstanding capital stock or other ownership interests of such Subsidiary, and Company does not have any other Subsidiaries as of the Effective Date.

Section 4.8                         No Material Adverse Effect. Since December 31, 2013, neither Company nor any Subsidiary has experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event that would have such Material Adverse Effect, except (i) as disclosed in any SEC Documents filed since December 31, 2012 or (ii) continued losses from operations in the ordinary course of business of Company or such Subsidiary.

Section 4.9                         Indebtedness. Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2014 sets forth, as of September 30, 2014, all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same or should be reflected in Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing material default or event of default in respect of any Indebtedness of Company or any of its Subsidiaries.

Section 4.10                         Title to Assets. Each of Company and its Subsidiaries has good and marketable title to all of their respective real and personal property reflected in the SEC Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or those that would not have a Material Adverse Effect. To Company’s knowledge, all real property leases of Company and its Subsidiaries are valid and subsisting and in full force and effect in all material respects.

Section 4.11                         Actions Pending. There is no action, suit, claim, investigation or proceeding pending, or, to the knowledge of Company, threatened, against Company or any Subsidiary that questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation or proceeding pending, or to the knowledge of Company threatened, against or involving Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit, in each case that, if determined adversely to Company, its Subsidiary or any officer or director of Company or its Subsidiaries, would have a Material Adverse Effect.

Section 4.12                         Compliance with Law. The business of Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.13                         Certain Fees. No brokers, finders or financial advisory fees or commissions shall be payable by Company or any Subsidiary (or any of their respective affiliates), and no underwriter is being utilized, with respect to the transactions contemplated by this Agreement. Except as set forth in this Section 4.13 or as disclosed in Schedule Section 4.13 of the Disclosure Schedule, there are no contracts, agreements or understandings between Company and any person that would give rise to a valid claim against Company, Investor or the Broker-Dealer for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that may affect FINRA’s determination of the amount of compensation to be received by any FINRA member (including, without limitation, those FINRA members set forth on Schedule Section 4.13 of the Disclosure Schedule) or person associated with any FINRA member in connection with the transactions contemplated by this Agreement. Except as set forth in this Section 4.13 or as disclosed in Section 4.13 of the Disclosure Schedule, no “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member (including, without limitation, those FINRA members set forth on Schedule Section 4.13 of the Disclosure Schedule) or person associated with any FINRA member, during the period commencing 180 days immediately preceding the Effective Date and ending on the date this Agreement is terminated in accordance with ARTICLE VII, that may affect FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement.

Exhibit 10.1 -- Page 8

Section 4.14                         Operation of Business.

(a)           Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the SEC Documents or the Registration Statement, neither Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect. This Section 4.14 does not relate to environmental matters, such items being the subject of Section 4.15.

(b)           Except as set forth in the SEC Documents, Company and its Subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the SEC Documents as being owned or licensed by Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it. Except as set forth in the SEC Documents, there are no actions, suits or judicial proceedings pending, or to Company’s knowledge threatened, relating to patents or proprietary information to which Company or any of its Subsidiaries is a party or of which any property of Company or any of its Subsidiaries is subject, and neither Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could render any Intellectual Property invalid or inadequate to protect the interest of Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

Section 4.15                         Environmental Compliance. Except as disclosed in the SEC Documents, Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. “Environmental Laws” shall mean all foreign, federal, state and local laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to Company’s knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting Company or its Subsidiaries that violate or would reasonably be expected to violate any Environmental Law after the Effective Date or that would reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any

Exhibit 10.1 -- Page 9

Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

Section 4.16                         Material Agreements. Except as set forth in the SEC Documents, neither Company nor any Subsidiary of Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”). Except as set forth in the SEC Documents, Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither Company or any of its Subsidiaries nor, to the knowledge of Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against Company and/or any of its Subsidiaries and, to the knowledge of Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.17                         Transactions with Affiliates. Except as set forth in the SEC Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $25,000 between (a) Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the SEC Documents, there are no outstanding amounts payable to or receivable from, or advances by Company or any of its Subsidiaries to, and neither Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or Affiliate of Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such person’s employment or service as a director with Company or any of its Subsidiaries.

Section 4.18                         Securities Act.

(a)           Each Prospectus Supplement required to be filed pursuant to 0 and Section 5.9, when taken together with the Base Prospectus and any applicable Permitted Free Writing Prospectus, on its date and on the applicable Settlement Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to Investor furnished to Company in writing by or on behalf of Investor expressly for use therein.

(b)           Prior to the Effective Date, Company has not distributed any offering material in connection with the offering and sale of the Shares. From and after the Effective Date and prior to the completion of the distribution of the Shares, Company shall not distribute any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or a Permitted Free Writing Prospectus.

Section 4.19                         Employees. As of the Effective Date, neither Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents. As of the Effective Date, except as disclosed in the Registration Statement or the SEC Documents, no officer, consultant or key employee of Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of Company, has any present intention of terminating such individual’s employment or engagement with Company or any Subsidiary.

Exhibit 10.1 -- Page 10

Section 4.20                         Use of Proceeds. The proceeds from the sale of the Shares shall be used by Company and its Subsidiaries as set forth in the Base Prospectus and any Prospectus Supplement filed pursuant to 0 and Section 5.9.

Section 4.21                         Investment Company Act Status. Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares as set forth in the Base Prospectus and any Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22                         ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by Company or any of its Subsidiaries that has had or would have a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan that has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualifications. As used in this Section 4.22, the term “Plan” shall mean an “employee pension benefit plan”. as defined in Section 3 of ERISA, that is or has been established or maintained, or to which contributions are or have been made, by Company or any Subsidiary or by any trade or business, whether or not incorporated, that, together with Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

Section 4.23                         Taxes. Company, on behalf of itself and each of the Subsidiaries on a consolidated bases, (i) has filed all necessary federal, state, local and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to Company’s knowledge, proposed against it that would have a Material Adverse Effect.

Section 4.24                         Insurance. Company carries, or is covered by, insurance in such amounts and covering such risks as Company deems adequate for the conduct of its and its Subsidiaries’ businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

Section 4.25                         Acknowledgement Regarding Investor’s Acquisition of Securities. Company acknowledges and agrees that Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by Investor or any of its representatives or agents in connection with this Agreement or the transactions contemplated hereby is merely incidental to Investor’s acquisition of the Shares.

ARTICLE V

COVENANTS

Each of the parties, as applicable, covenants to the other party as follows, which covenants shall remain effective through the Investment Period.

Section 5.1                         Securities Compliance.  Company shall notify the Trading Market, as necessary, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to Investor in accordance with the terms of this Agreement.

Exhibit 10.1 -- Page 11

Section 5.2                         Registration and Listing. Simultaneously with the execution of this Agreement, the parties shall enter in to a Registration Rights Agreement in the form attached hereto as Exhibit D. Company shall take all action necessary to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Company shall take all action necessary to continue the listing and trading of its Common Stock and the listing of the Commitment Shares and the Shares acquired or purchased by Investor hereunder on the Trading Market (including, without limitation, maintaining sufficient tangible net assets), and shall comply with Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the Trading Market and FINRA. Company shall not take any action that could reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market.

Section 5.3                         Compliance with Laws.

(a)           Company shall comply, and cause each Subsidiary to comply, (i) with all laws, rules, regulations and orders applicable to the business and operations of Company and its Subsidiaries except as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of FINRA and the listing standards of the Trading Market. Without limiting the generality of the foregoing, neither Company nor any of its officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of Company, or that caused or resulted in, or that would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of Company.

(b)           Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act and any applicable securities laws of any non-U.S. jurisdictions.

Section 5.4                       Keeping of Records and Books of Account; Foreign Corrupt Practices Act.

(a)           Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. Company shall maintain a system of internal accounting controls that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Company are being made only in accordance with authorizations of management and directors of Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Company’s assets that reasonably could have a material effect on Company’s financial statements.

(b)           Neither Company, nor any of its Subsidiaries, nor to the knowledge of Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of Company’s and its Subsidiaries’ respective businesses, (i) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (ii) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (iii) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other similar domestic or foreign laws and regulations.

(c)           Subject to the requirements of Section 5.12, from time to time from and after the period beginning with the third Trading Day immediately preceding each Fixed Request Notice Date through and including the applicable Settlement Date, Company shall make available for inspection and review by Investor, customary documentation allowing Investor and/or its appointed counsel or advisors to conduct due diligence.

Exhibit 10.1 -- Page 12

Section 5.5                         Limitations on Holdings and Issuances. Notwithstanding any other provision of this Agreement, Company shall not issue and Investor shall not purchase any shares of Common Stock that, (i) when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by Investor and its Affiliates, would result in the beneficial ownership by Investor of more than 9.9% of the then issued and outstanding shares of Common Stock or (ii) when aggregated with all other shares of Common Stock offered pursuant to the Registration Statement would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3 (to the extent applicable).

Section 5.6                         Other Agreements and Other Financings.

(a)           Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction the terms of which would restrict, materially delay, conflict with or impair the ability or right of Company or any Subsidiary to perform its obligations under this Agreement, including, without limitation, the obligation of Company to deliver the Shares to Investor in respect of a previously provided Fixed Request Notice on the applicable Settlement Date.

(b)           Company shall notify Investor, within 48 hours, if it enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain during a Pricing Period Other Financing not constituting an Acceptable Financing (an “Other Financing Notice”); provided, however, that Company shall notify Investor promptly (but in no event later than 24 hours) (an “Integration Notice”) if it enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain at any time during the Investment Period an Other Financing that may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market and, if required under applicable law, including, without limitation, Regulation FD promulgated by the SEC, or under the applicable rules and regulations of the Trading Market, Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market. For purposes of this Section 5.6(b), any press release issued by, or SEC Document filed by, Company shall constitute sufficient notice, provided that it is issued or filed, as the case may be, within the time requirements set forth in the first sentence of this Section 5.6(b) for an Other Financing Notice or an Integration Notice, as applicable. Nothing contained in this Section 5.6(b) shall limit or modify in any respect Company’s obligations in Section 7.3. During any Pricing Period in which Company is required to provide an Other Financing Notice pursuant to the first sentence of this Section 5.6(b), Investor shall have the option to purchase the Shares subject to the Fixed Request at (x) the price therefor in accordance with the terms of this Agreement or (y) the third party’s per share purchase price in connection with the Other Financing, net of such third party’s discounts, Warrant Value and fees, This needs to be included.

(c)           “Other Financing” shall mean the issuance of options, warrants or similar rights of subscription (except to compensate employees, directors, consultants and professional advisors), in each case not constituting an Acceptable Financing.

(d)           “Acceptable Financing” shall mean the issuance by Company of: (i) debt securities or any class or series of preferred stock of Company, in each case that are not convertible into or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock; (ii) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities); (iii) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) in connection with an underwritten public offering of securities of Company or a registered direct public offering of securities of Company, in each case where the price per share of such Common Stock (or the conversion or exercise price of such securities, as applicable) is fixed concurrently with the execution of definitive documentation relating to such offering, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (iv) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with awards under Company’s benefit and equity plans and arrangements and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (v) shares of Common Stock issuable upon the conversion or exchange of equity awards or convertible or exchangeable securities (including, without limitation, convertible debt securities) outstanding as of the Effective Date; (vi) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) issued in connection with the acquisition, license or sale of one or more other companies, equipment, technologies or lines of business, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (vii) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) or similar rights to subscribe for the purchase of shares of Common Stock in connection with technology sharing, licensing, research and joint development agreements (or amendments thereto) with third parties, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; and (viii) shares of Common Stock and/or warrants or similar rights to subscribe for the purchase of shares of Common Stock issued in connection with equipment financings and/or real property leases (or amendments thereto) and the issuance of shares of Common Stock upon the exercise thereof.

Exhibit 10.1 -- Page 13

Section 5.7                         Stop Orders. Company shall advise Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing of: (i) Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) Company becoming aware of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or that requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law. Company shall not be required to disclose to Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. Company shall not issue any Fixed Request during the continuation of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 5.8                         Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(a)           Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, (i) Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to Investor and Company shall expeditiously furnish to Investor an electronic copy thereof and (ii) Company shall not file with the SEC any amendment to the Registration Statement that relates to Investor, this Agreement or the transactions contemplated hereby or file with the SEC any Prospectus Supplement that relates to Investor, this Agreement or the transactions contemplated hereby with respect to which (x) Investor shall not previously have been advised, (y) Company shall not have given due consideration to any comments thereon received from Investor or its counsel, or (z) Investor shall reasonably object after being so advised, unless Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case Company shall promptly (but in no event later than 24 hours) so inform Investor. For so long as, in the reasonable opinion of counsel for Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of the Shares by Investor, Company shall not file any Prospectus Supplement with respect to the Shares without delivering or making available a copy of such Prospectus Supplement, together with the Base Prospectus, to Investor promptly.

(b)           Company represents and warrants that it has not made, and Company shall not make unless it obtains the prior written consent of Investor, an offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by Company or Investor with the SEC or retained by Company or Investor under Rule 433 under the Securities Act. Investor represents and warrants that it has not made, and Investor shall not make unless it obtains the prior written consent of Company, an offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed by Company with the SEC or retained by Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by Investor or Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” Company represents and warrants that it has treated, and Company shall treat, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and Company represents and warrants that it has complied, Company shall comply, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Exhibit 10.1 -- Page 14

Section 5.9                      Prospectus Delivery. Company shall file with the SEC a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act on the first Trading Day immediately following the last Trading Day of each Pricing Period. Company shall provide Investor a reasonable opportunity to comment on a draft of each such Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 5.8, shall deliver or make available to Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus, and any Permitted Free Writing Prospectus on each applicable Settlement Date. Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other applicable law or regulation, Company shall forthwith prepare and, subject to Section 5.8, file with the SEC an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to Investor an electronic copy thereof. Investor shall comply with any Prospectus delivery requirements under the Securities Act applicable to it. Investor acknowledges that it is not authorized to give or to make, and Investor shall not give or make, any information or representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Shares.

Section 5.10                         Selling Restrictions. Except as expressly set forth below, Investor covenants that from and after the date hereof through the expiration of the Investment Period or earlier termination of this Agreement (the “Restricted Period”), Investor shall not, directly or indirectly, (i) intentionally engage in any Short Sales involving Company’s securities, (ii) grant any option to purchase, or acquire any right to dispose of shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, with regard to Common Stock that Investor does not own, or (iii) during any Pricing Period with regard to a Fixed Request, sell a number of shares of Common Stock greater than ten percent (10%) of the number of Deposit Shares delivered pursuant to such Fixed Request, provided, however, that, notwithstanding the foregoing, during the Restricted Period Investor may (x) sell the Shares “long” (as defined under Rule 200 promulgated under Regulation SHO) or (y) sell a number of shares of Common Stock equal to the number of Shares that Investor may purchase, but has not yet received, under a pending Fixed Request Notice so long as Investor delivers such Shares to the purchaser of such shares of Common Stock upon Investor’s receipt of such Shares.

Section 5.11                         Effective Registration Statement. During the Investment Period, Company shall maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 5.12                         Non-Public Information. Neither Company nor any of its directors, officers or agents shall disclose any material non-public information about Company to Investor, unless a timely public announcement thereof is made by Company in the manner contemplated by Regulation FD.

Section 5.13                         Broker/Dealer. Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may acquire or purchase from Company pursuant to this Agreement, which (or whom) shall be unaffiliated with Investor and not then currently engaged or used by Company (collectively, the “Broker-Dealer”). Investor shall provide Company with all information regarding the Broker-Dealer reasonably requested by Company.

Exhibit 10.1 -- Page 15

Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 5.14                         Disclosure Schedule.

(a)           During the Investment Period, Company shall from time to time update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.3(a). For purposes of this Section 5.14, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit C shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any breach of a representation or warranty of Company contained in this Agreement and shall not affect any of Investor’s rights or remedies with respect thereto.

(b)           Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedules as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

ARTICLE VI

OPINION OF COUNSEL AND CERTIFICATE;

CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 6.1                         Issuance of Commitment Shares; Opinion of Counsel; Certificate. On the Effective Date, Company shall deliver to Investor’s counsel simultaneously with the execution and delivery of this Agreement (a) an opinion of outside counsel to Company, dated the Effective Date, in the form mutually agreed to by the parties hereto and (b) a certificate from Company, dated the Effective Date, in the form of Exhibit B hereto. For purposes of delivering the opinion, Jay Weil, Esq., shall be considered as an acceptable counsel to the Company.

Section 6.2                         Conditions Precedent to the Obligation of Company. The obligation hereunder of Company to issue and sell the Shares to Investor under any Fixed Request is subject to the satisfaction or (to the extent permitted by applicable law) waiver, as of each Fixed Request Notice Date, Deposit Date, and Settlement Date, of each of the conditions set forth below, provided, however, that notwithstanding anything to the contrary in the foregoing, to the extent that the failure of any of the conditions below to be satisfied is due to a breach by Company of any of its obligations, representations, warranties, or covenants under this Agreement, Company shall remain liable for any breach of Company’s obligations, representations, warranties, or covenants hereunder. These conditions are for Company’s sole benefit and (to the extent permitted by applicable law) may be waived by Company at any time in its sole discretion.

(a)           Accuracy of Investor’s Representations and Warranties. The representations and warranties of Investor contained in this Agreement are true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Notice Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date.

(b)           Registration Statement. The Registration Statement is effective and neither Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement. Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement that (i) as of the Effective Date, is sufficient to issue to Investor not less than the Total Commitment and (ii) as of the applicable Fixed Request Notice Date and the applicable Settlement Date, is sufficient to issue to Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice. The Current Report shall have been filed with the SEC, as required pursuant to 0, and all Prospectus Supplements shall have been filed with the SEC, as required pursuant to 0 and Section 5.9, to disclose the sale of the Shares prior to each Settlement Date, as applicable. Any other material required to be filed by Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

Exhibit 10.1 -- Page 16

(c)           Performance by Investor. Investor will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the applicable Fixed Request Notice Date and the applicable Settlement Date.

(d)           No Injunction. No statute, regulation, order, decree, writ, ruling or injunction will have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by this Agreement.

(e)           No Suspension, Etc. At the time of the applicable Fixed Request Notice Date and applicable Settlement Date, (i) trading in the Common Stock will not be suspended by the SEC or the Trading Market (except for any suspension of trading of limited duration agreed to by Company, which suspension shall be terminated prior to the applicable Fixed Request Notice Date and applicable Settlement Date), (ii) none of the circumstances described in clauses (i), (ii) and (iii) of Section 5.7 will exist, (iii) trading in securities generally as reported on the Trading Market will not be suspended or limited, (iv) a banking moratorium will not be declared either by the United States or New York State authorities, and (v) there will not have occurred any general material adverse change in any financial, credit or securities market that, in each case, in the reasonable judgment of Company, makes it impracticable or inadvisable to issue the Shares.

(f)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority, and no inquiry or investigation by any governmental authority will have been commenced or threatened, against Company or any Subsidiary, or any of the officers, directors or Affiliates of Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(g)           Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice will not violate Section 2.2, Section 2.7 or Section 5.5.

(h)           No Unresolved FINRA Objection. There will not exist any unresolved objection raised by FINRA’s Corporate Financing Department with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement, and the parties hereto will have obtained written confirmation thereof from FINRA.

Section 6.3                         Conditions Precedent to the Obligation of Investor. The obligation hereunder of Investor to accept a Fixed Request Notice and to acquire and pay for the Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, as of each Fixed Request Notice Date, Deposit Date and Settlement Date, of each of the conditions set forth below, provided, however, that notwithstanding anything to the contrary in the foregoing, to the extent that the failure of any of the conditions below to be satisfied is due to a breach by Investor of any of its obligations, representations, warranties, or covenants under this Agreement, Investor shall remain liable for any breach of Investor’s obligations, representations, warranties, or covenants hereunder. These conditions are for Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by Investor at any time in its sole discretion.

(a)           Accuracy of Company’s Representations and Warranties. The representations and warranties of Company contained in this Agreement, as modified by the Disclosure Schedule, are true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Notice Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date.

Exhibit 10.1 -- Page 17

(b)           Registration Statement. The Registration Statement is effective and neither Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement. Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement that (i) as of the Effective Date, is sufficient to issue to Investor not less than the Total Commitment and (ii) as of the applicable Fixed Request Notice Date and the applicable Settlement Date, is sufficient to issue to Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice. The Current Report shall have been filed with the SEC, as required pursuant to 0, and all Prospectus Supplements shall have been filed with the SEC, as required pursuant to 0 and Section 5.9, to disclose the sale of the Shares prior to each Settlement Date, as applicable. Any other material required to be filed by Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(c)           Performance by Company. Company will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Company at or prior to the applicable Fixed Request Notice Date and the applicable Settlement Date.

(d)           No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by this Agreement.

(e)           No Suspension, Etc. At the time of the applicable Fixed Request Notice Date and applicable Settlement Date, (i) trading in the Common Stock will not be suspended by the SEC or the Trading Market (except for any suspension of trading of limited duration agreed to by Company, which suspension shall be terminated prior to the applicable Fixed Request Notice Date and applicable Settlement Date), (ii) none of the circumstances described in clauses (i), (ii) and (iii) of Section 5.7 will exist, (iii) trading in securities generally as reported on the Trading Market will not be suspended or limited, (iv) a banking moratorium will not be declared either by the United States or New York State authorities, and (v) there will not have occurred any general material adverse change in any financial, credit or securities market that, in each case, in the reasonable judgment of Company, makes it impracticable or inadvisable to issue the Shares.

(f)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against Company or any Subsidiary, or any of the officers, directors or Affiliates of Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(g)           Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Section 2.2, Section 2.7 and Section 5.5.

(h)           No Unresolved FINRA Objection. There will not exist any unresolved objection raised by FINRA’s Corporate Financing Department with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement, and the parties hereto will have obtained written confirmation thereof from FINRA.

(i)           Compliance Certificate. Company shall have delivered to Investor on the applicable Settlement Date the Compliance Certificate substantially in the form attached hereto as Exhibit C.

(j)           Shares Authorized and Delivered. The Shares issuable pursuant to such Fixed Request Notice will have been duly authorized by all necessary corporate action of Company. Company will have delivered all Shares relating to all prior Fixed Request Notices.

(k)           Listing of Shares and Commitment Shares. Company will have submitted to the Trading Market, at or prior to the applicable Fixed Request Notice Date, a notification form of listing of additional shares related to the Shares issuable pursuant to such Fixed Request, in accordance with the bylaws, listed securities maintenance standards and other rules of the Trading Market and, prior to the applicable Settlement Date, such Shares will have been approved for listing or quotation on the Trading Market (if such approval is required for the listing or quotation thereof on the Trading Market), subject only to notice of issuance.

Exhibit 10.1 -- Page 18

(l)           Opinions of Counsel; Bring-Down. Subsequent to the filing of the Current Report pursuant to Section 1.4 and prior to the first Fixed Request Notice Date, Investor will have received an opinion from outside counsel to Company in the form mutually agreed to by the parties hereto. On each Settlement Date, Investor will have received an opinion “bring down” from outside counsel to Company in the form mutually agreed to by the parties hereto.

ARTICLE VII

TERMINATION

Section 7.1                         Term. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the Effective Date (the “Investment Period”) and (ii) the date Investor has purchased the Total Commitment of shares of Common Stock.

Section 7.2                         Termination by Mutual Consent. Subject to Section 7.4, this Agreement may be terminated at any time (i) by the mutual written consent of the parties, effective as of the date provided in such written consent or (ii) by either Company or Investor effective upon written notice to the other party under Section 9.4 if FINRA’s Corporate Financing Department has raised any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement and such objection has not have been resolved prior to (x) the 60th day immediately following the Effective Date, in the case of an objection raised or confirmation failure occurring prior to the first Fixed Request Notice Date or (y) prior to the 60th day immediately following the receipt by Company or Investor of notice of such objection, in the case of an objection raised after the first Fixed Request Notice Date; provided however, that the party seeking to terminate this Agreement pursuant to this clause (ii)  shall have used its commercially reasonable efforts to resolve such objection, and provided, further, however, to the extent that such FINRA objection is due to a breach by a party of any of its obligations, representations, warranties, or covenants under this Agreement, notwithstanding such party’s termination of this Agreement pursuant to this clause (ii), such party shall remain liable for any breach of such party’s obligations, representations, warranties, or covenants hereunder.

Section 7.3                         Other Termination.

(a)           If Company provides Investor with an Other Financing Notice or an Integration Notice or if Company otherwise enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain, outside a Pricing Period, but otherwise during the Investment Period, an Other Financing not constituting an Acceptable Financing, in which latter case Company shall so notify Investor within 48 hours thereof, then in all such cases, subject to Section 7.4, Investor shall have the right to terminate this Agreement within the subsequent 30-day period (the “Event Period”), effective upon one Trading Day’s prior written notice delivered to Company in accordance with Section 9.4 at any time during the Event Period.

(b)           Company shall promptly (but in no event later than 24 hours) notify Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the SEC, or under the applicable rules and regulations of the Trading Market, Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market), and, subject to Section 7.4, Investor shall have the right to terminate this Agreement at any time after receipt of such notification, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred; (ii) a Fundamental Transaction has occurred or Company enters into a definitive agreement providing for a Fundamental Transaction; or (iii) a default or event of default has occurred and is continuing under the terms of any agreement, contract, note or other instrument to which Company or any of its Subsidiaries is a party with respect to any indebtedness for borrowed money representing more than 10% of Company’s consolidated assets, in any such case, upon one Trading Day’s prior written notice delivered to Company in accordance with Section 9.4 hereof.

Exhibit 10.1 -- Page 19

Section 7.4                         Effect of Termination. In the event of termination pursuant to this ARTICLE VII, except as otherwise provided in this Agreement, the transactions contemplated by this Agreement shall be terminated without further action by either party and this Agreement shall become void and of no further force and effect, except as expressly provided otherwise herein. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall affect any cash fees paid to Investor’s counsel pursuant to Section 9.1. Nothing in this Section 7.4 shall be deemed to release Company or Investor from any liability for any breach under this Agreement or to impair the rights of Company and Investor to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1                      General Indemnity.

(a)           Indemnification by Company. Company shall indemnify and hold harmless Investor, each Affiliate, employee, representative and advisor of Investor, and each person, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which Investor and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, damages, liabilities and expenses arise out any claim or action by a third party that is based upon (i) any violation of United States federal or state securities laws or the rules and regulations of the Trading Market in connection with the transactions contemplated by this Agreement by Company or any of its Subsidiaries, Affiliates, officers, directors or employees, (ii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the Securities Act) of Company, which “issuer information” is required to be, or is, filed with the SEC or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction determines by a non-appealable final judgment that such loss, claim, damage, liability or expense resulted directly and primarily from any such acts or failures to act, undertaken or omitted to be taken by Investor or such person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Company by or on behalf of Investor expressly for use in the Current Report, the Registration Statement or any Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of Investor or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to 0 and Section 5.9, together with the Base Prospectus, were timely delivered or made available to Investor pursuant hereto and a copy of the Base Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of Investor or any such person to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if delivery of the Base Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense.

Exhibit 10.1 -- Page 20

(b)             Indemnification by Investor. Investor shall indemnify and hold harmless Company, each of its directors and officers, and each person, if any, who controls Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which Company and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, damages, liabilities and expenses arise out of any claim or action by a third party that is based upon any untrue statement or alleged untrue statement of a material fact contained in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by Investor to Company expressly for inclusion in the Registration Statement, Base Prospectus, Current Report or such Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto.

Section 8.2                       Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested by written notice an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party has received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party has not reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims that are the subject matter of the pending or threatened action.

Section 8.3                       If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion that is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares that is the subject of the claim, action, suit or proceeding that resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions that are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

Section 8.4                       The remedies provided for in this ARTICLE VIII are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity.

Exhibit 10.1 -- Page 21

ARTICLE IX

MISCELLANEOUS

Section 9.1                         Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement.

Section 9.2                         Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a)           Company and Investor acknowledge that irreparable and incalculable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition to any other remedy to which either party may be entitled by law or equity, either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof this being and such other party shall not object to or defend any such injunction on the basis that damage are not irreparable or incalculable.

(b)           Each of Company and Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State and County of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of Company and Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2(b) shall affect or limit any right to serve process in any other manner permitted by law.

(c)          Each of Company and Investor hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of Company and Investor (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.2(c).

Section 9.3                         Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein and the Disclosure Schedule, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4                         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Exhibit 10.1 -- Page 22

The address for such communications shall be:

If to
Company:	Brazil Minerals, Inc.
155 North Lake Avenue, Suite 800
Pasadena, California 91101
Attn: Marc Fogassa, Chief Executive Officer
Telephone: 213-321-6065
Email: mf@brazil-minerals.com

With copies
to:	Jay Weil, Esq.
27 Viewpoint Road
Wayne, New Jersey 07470
Telephone: 973-633-5072
Email: jayweil235 @ gmail.com

If to Investor:	Global Corporate Finance LLC
525 Park Ave.
New York, NY, 10065
Telephone Number: (215) 630-0228
Fax: (212) 758-7622
Email: nscalamandre@gcfinance.net
With copies
to:	Global Corporate Finance
525 Park Ave.
New York, NY, 10065
Telephone Number: (215) 630-0228
Fax: (212) 758-7622
Email: nscalamandre@gcfinance.net
Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

Section 9.5                      Waivers. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder constitute a waiver thereof or in any manner impair the exercise of any such right accruing to it thereafter.

Section 9.6                      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.7                      Successors and Assigns. Investor may not assign this Agreement to any person without the prior consent of Company, in Company’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Exhibit 10.1 -- Page 23

Section 9.8                      Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9                      Survival. The representations, warranties, covenants and agreements of Company and Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of ARTICLE VII (Termination), ARTICLE VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.1 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.9 (Prospectus Delivery), Section 5.10 (Effective Registration Statement), Section 5.12 (Non-Public Information) and Section 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, and (iii) the covenants and agreements of Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of ninety (90) days following such termination.

Section 9.10                      Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original and the party using such means of delivery shall thereafter cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof. Failure to provide or delay in the delivery of such additional executed signature pages shall not adversely affect the efficacy of the original delivery.

Section 9.11                      Publicity. On or after the Effective Date, Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement and the transactions contemplated hereby or the existence of this Agreement (including, without limitation, by filing a copy of this Agreement with the SEC); provided, however, that prior to issuing any such press release, or making any such public statement or announcement, Company shall consult with Investor on the form and substance of such press release or other disclosure (unless the disclosure has been previously reviewed and approved by Investor).

Section 9.12                      Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13                      Further Assurances. From and after the date of this Agreement, upon the request of Investor or Company, each of Company and Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

Exhibit 10.1 -- Page 24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

BRAZIL MINERALS, INC.
By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer

GLOBAL CORPORATE FINANCE LLC:
By:	/s/ Nino Scalamandre
Name: Nono Scalamandre
Title: Managing Director

Exhibit 10.1 -- Page 25

ANNEX A TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Acceptable Financing” has the meaning set forth in Section 5.6(d).

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Aggregate Limit” has the meaning set forth in Section 2.7(a).

“Base Prospectus” means Company’s prospectus, a preliminary form of which will be included in the Registration Statement, including the documents incorporated by reference therein.

 “Broker-Dealer” has the meaning set forth in Section 5.13.

“Bylaws” has the meaning set forth in Section 4.3.

“Charter” has the meaning set forth in Section 4.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Limit” means the lesser of (i) that number of shares of Common Stock that Company may issue pursuant to this Agreement and the transactions contemplated hereby without  (a) breaching Company’s obligations under the rules and regulations of the Trading Market or (b) obtaining stockholder approval under the applicable rules and regulations of the Trading Market and (ii), at any time that Company’s Public Float is less than $75,000,000, shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement) having an aggregate Current Market Price of one-third of such Public Float.

“Common Stock” has the meaning set forth in the Recitals.

“Current Market Price” means, with respect to any particular measurement date, the closing price of a share of Common Stock as reported on the Trading Market for the Trading Day immediately preceding such measurement date.

“Current Report” has the meaning set forth in 0.

“Deposit Shares” has the meaning set forth in Section 2.6(a).

“Disclosure Schedule” has the meaning set forth in the first paragraph of ARTICLE IV.

“EDGAR” has the meaning set forth in Section 4.3.

“Effective Date” means the date of this Agreement.

“Environmental Laws” has the meaning set forth in Section 4.15.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event Period” has the meaning set forth in Section 7.3(a).

“Excess Shares” has the meaning set forth in Section 2.6(b).

Exhibit 10.1 -- Page 26

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“FINRA” has the meaning set forth in Section 4.5.

“Final Commitment Fee” has the meaning set forth in Section 1.3.

“Fixed Amount Requested” means the amount requested by Company in a Fixed Request Notice delivered pursuant to Section 2.1.

“Fixed Request Amount” means the actual amount of proceeds payable to Company pursuant to a Fixed Request under this Agreement.

“Fixed Request Amount Shares” has the meaning set forth in Section 2.3.

 “Fixed Request Notice” has the meaning set forth in Section 2.1.

“Fixed Request Notice Date” has the meaning set forth in Section 2.1.

“Free Writing Prospectus” means a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fundamental Transaction” means any one or more of the following: (i) Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not Company is the surviving corporation) another Person, with the result that the holders of Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of Company to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” means generally accepted accounting principles in the United States of America as applied by Company.

“Governmental Licenses” has the meaning set forth in Section 4.14(a).

“Indebtedness” has the meaning set forth in Section 4.9.

“Integration Notice” has the meaning set forth in Section 5.6(b).

“Intellectual Property” has the meaning set forth in Section 4.14(b).

“Investment Period” has the meaning set forth in Section 7.1.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

Exhibit 10.1 -- Page 27

“Knock Out Day” means each day in a Pricing Period for which the VWAP is less than the Minimum Price.

“Market Capitalization” shall be calculated on the Trading Day immediately preceding the applicable Pricing Period and shall be the product of (x) the number of shares of Common Stock outstanding and (y) the closing bid price of the Common Stock, both as reported on the Trading Market for the Trading Day immediately preceding the Pricing Period.

“Material Adverse Effect” means any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would reasonably be expected to have, any effect on the business, operations, properties or condition (financial or otherwise) of Company that is material and adverse to Company and its Subsidiaries, taken as a whole, and/or any condition, occurrence, state of facts or event that would reasonably be expected to prohibit or materially interfere with or delay the ability of Company to perform any of its obligations under this Agreement; provided, however, that neither of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would reasonably be expected to occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes have not affected Company in a materially disproportionate manner as compared to other similarly situated companies and (ii) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, distributors, retailers, banks or commercial lenders, lessors, collaboration partners, employees or consultants.

“Material Agreements” has the meaning set forth in Section 4.16.

“Minimum Price” is the lowest price (except to the extent otherwise provided in Section 2.3(b)) at which Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 2.2); provided, however, that at no time shall the Minimum Price be higher than 90% of the closing price on the date that the Fixed Request Notice is sent and lower than $.02 per share unless the Company notifies the  Investor in writing of a different Minimum Price.

“Multiplier” has the meaning set forth in Section 2.3(a).

“NASDAQ” means the NASDAQ Capital Market or any successor thereto.

“Other Financing” has the meaning set forth in Section 5.6(c).

“Other Financing Notice” has the meaning set forth in Section 5.6(b).

“Permitted Free Writing Prospectus” has the meaning set forth in Section 5.8(b).

“Plan” has the meaning set forth in Section 4.22.

“Pricing Period” means a period of ten (10) consecutive Trading Days commencing on the Pricing Period start date set forth in the Fixed Request Notice, or such other period mutually agreed upon by Investor and Company.

“Prospectus” means the Base Prospectus, together with any final prospectus filed with the SEC pursuant to Rule 424(b), as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Public Float” means the product of (x) the number of shares of Common Stock outstanding held by non-Affiliates of Company and (y) the closing bid price of the Common Stock, both as reported on the Trading Market for the Trading Day immediately preceding the Pricing Period.

Exhibit 10.1 -- Page 28

“Registration Statement” means a registration statement on Form S-1 or S-3, to be  filed by Company with the SEC under the Securities Act for the registration of the resale of the Shares, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462 (b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act.

 “Restricted Period” has the meaning set forth in Section 5.10.

“SEC” means the Securities and Exchange Commission or any successor entity.

“SEC Documents” means (1) all reports, schedules, registrations, forms, statements, information and other documents filed by Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, that have been filed by Company since December 31, 2013 and that hereafter are filed by Company during the Investment Period, including, without limitation, the Current Report and the Form 10-K filed by Company for its fiscal year ended December 31, 2013 (the “2013 Form 10-K”), (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and each Permitted Free Writing Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Settlement Date” has the meaning set forth in Section 2.6(b).

“Shares” means shares of Common Stock issuable to Investor upon exercise of a Fixed Request and shares of Common Stock issuable to Investor upon exercise of an Optional Amount.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Significant Subsidiary” means any Subsidiary of Company that would constitute a Significant Subsidiary of Company within the meaning of Rule 1-02 of Regulation S-X of the SEC.

“SOXA” has the meaning set forth in Section 4.6(c).

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by Company and/or any of its other Subsidiaries.

 “Total Commitment” has the meaning set forth in Section 1.2.

“Trading Day” means a full trading day (beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the NASDAQ.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the NYSE Amex Equities, the NASDAQ, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.

“VWAP” means the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Common Stock as reported by Bloomberg Financial L.P. using the AQR function.

Exhibit 10.1 -- Page 29

“Warrant Value” means the fair value of all warrants, options and other similar rights issued to a third party in connection with an Other Financing, determined by using a standard Black-Scholes option-pricing model using an expected volatility percentage as shall be mutually agreed by Investor and Company. In the case of a dispute relating to such expected volatility assumption, Investor shall obtain applicable volatility data from three investment banking firms of nationally recognized reputation, and the parties hereto shall use the average thereof for purposes of determining the expected volatility percentage in connection with the Black-Scholes calculation referred to in the immediately preceding sentence.

Exhibit 10.1 -- Page 30

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT

FORM OF FIXED REQUEST NOTICE

Reference is made to the Common Stock Purchase Agreement dated as of December __, 2014, (the “Purchase Agreement”) between Brazil Minerals, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and Global Corporate Finance LLC, a limited liability company organized under the laws of the State of Wyoming. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, Company hereby issues this Fixed Request Notice to exercise a Fixed Request for the Fixed Amount Requested indicated below.

Fixed Amount Requested:

Pricing Period start date:

Pricing Period end date:

Settlement Date:

Fixed Request Minimum Price:

Current Market Capitalization:

Current Public Float:
Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

BRAZIL MINERALS, INC.
Dated:	By:
Name:
Title:

Address:
Facsimile No.:

Exhibit 10.1 -- Page 31

AGREED AND ACCEPTED:
GLOBAL CORPORATE FINANCE LLC By:_____________________________
Name:
Title:

Exhibit 10.1 -- Page 32

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT

CERTIFICATE OF THE COMPANY
CLOSING CERTIFICATE
________201__

The undersigned, the [____________] of Brazil Minerals, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of December __, 2014 (the “Agreement”), by and between Company and Global Corporate Finance LLC, a limited liability company organized under the laws of the State of Wyoming (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of Company as filed with the Secretary of State of the State of Nevada, as amended to date. The Articles of Incorporation of Company has not been further amended or restated, and no document with respect to any amendment to the Articles of Incorporation of Company has been filed in the office of the Secretary of State of the State of Nevada since the date shown on the face of the state certification relating to last filed Amendment to the Company’s Articles of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by Company in contemplation of any such amendment or the dissolution, merger or consolidation of Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of Company has been taken or is currently pending before the Board of Directors or shareholders of Company.

3. The Board of Directors of Company has approved the transactions contemplated by the Agreement; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4. Each person who, as an officer of Company, or as attorney-in-fact of an officer of Company, signed (i) the Agreement and (ii) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

By:	____________________________
Name: Title:

EXHIBIT B

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT

COMPLIANCE CERTIFICATE

In connection with the issuance of shares of common stock of Brazil Minerals, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), pursuant to the Fixed Request Notice, dated [____________], delivered by Company to Global Corporate Finance LLC (the “Investor”) pursuant to Article II of the Common Stock Purchase Agreement, dated as of December __, 2014, by and between Company and Investor (the “Agreement”), the undersigned hereby certifies as follows:

1. The undersigned is the duly elected [____________] of Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Fixed Request Notice Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Fixed Request Notice Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by Company at or prior to [insert Fixed Request Notice Date] and the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [___] day of [____________], 201[___].

By:
Name:
Title: